Exhibit 10.27

Amended and Restated Business Operation Agreement

This Amended and Restated Business Operation Agreement (hereinafter the “Agreement”) is entered into on the day of July 20, 2004 (hereinafter the “Effective Date”) among the following parties:

Party A:	eLongNet Information Technology (Beijing) Co., Ltd.
Address:	10 Jiuxianqiao Street, Chaoyang District Beijing
Legal Representative:	Tang Yue

Party B:	Beijing eLong Airline Services Co., Ltd. (Hereinafter “Party B”)
Address:	202, B Xingke Mansion, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Legal Representative:	Tang Yue

Party C:	Beijing eLong Information Technology Co., Ltd
Legal Address:	109, 1st Floor, Jian Tower, 68 South Xueyuan Road, Haidian District, Beijing.
Legal Representative:	Tang Yue

Party D:	Beijing Asia media Interactive Advertising Co., Ltd.
Legal Address:	203, B Xingke Tower, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Legal Representative:	Tang Yue

WHEREAS:

(1)    Party A is a wholly foreign-owned enterprise with valid existence registered in the People’s Republic of China (hereinafter the “PRC”);

(2)    Party B is a wholly domestic-owned company registered in the PRC and is approved by Beijing Communication Administration to engage in domestic air passenger transport agency service business (approved by the Administration Bureau of Industry and Commerce);

(3)    Party C is a wholly domestic-owned enterprise established according to the law of PRC, and is a shareholder of Party B who owns 80% equity in Party B;

(4)    Party D is a wholly domestic-owned enterprise established according to the law of PRC, and is a shareholder of Party B who owns 20% equity in Party B;

(5)    Party A and Party B established the business relationship by entering into the Exclusive Technical Services Agreement on August 22, 2003 (hereinafter the “Services Agreement”);

(6)    Pursuant to Services Agreement between Party A and Party B, Party B shall pay a certain amount of money to Party A. However, Party B’s business operation will substantially affect Party A’s payment capability;

(7)    All the parties agree to further clarify matters relating to the operation of Party B pursuant to provisions herein;

(8)    All the parties agree to amend and restate the operative agreement signed on March 5, 2004 among them.

NOW THEREFORE, Party A, Party B, Party C and Party D through mutual negotiations hereby agree as follows:

1.    In order to ensure Party B’s normal operation, Party A agrees, subject to Party B’s satisfaction of the relevant provisions herein, to act as the guarantor for Party B in the contracts, agreements or transactions in association with Party B’s operation between Party B and any other third party and to provide full guarantee for Party B in performing such contracts, agreements or transactions. Party B agrees to mortgage the receivables of its operation and the company’s whole asset to Party A as a counter guarantee. Pursuant to the above guarantee arrangement, Party A, as the guarantor for Party B, shall respectively enter into written guarantee contracts with Party B’s counter parties to assume the guarantee liability.

2.    In consideration of the requirement of Article 1 herein and to ensure the performance of the various operation agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or the company’s operation unless the obtainment of a prior written consent from Party A or Party A’s affiliates, including without limitations to the following contents:

2.1    To borrow money from any third party or assume any debt;

2.2    To sell to any third party or acquire from any third party any assets or rights, including without limitations to any intellectual property rights;

2.3    To provide real guarantee for any third party with its assets or intellectual property rights; and

2.4    To assign to any third party the agreements entered into by it.

3.    Appointment of the Company’s Employees

3.1    In order to ensure the performance of the various operation agreements between Party A and Party B and to ensure the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C and Party D hereby jointly agree to accept the provision of the corporate policies and guidance by Party A at no time in respects of appointment and dismissal of the company’s employees, the company’s daily operation administration and the company’s financial administrative system.

3.2    Party B together with its shareholders Party C and Party D hereby jointly agree that Party B, Party C and Party D shall only appoint the personnel recommended by Party A as the directors of Party B, and Party B shall engage Party A’s high ranking officers or any other candidate recommended by Party A as Party B’s general manager, chief financial officer, and other high ranking officers. If any of the above officers leaves or is fired by Party A, he or she will lose the qualification to undertake any positions in Party B and Party B, Party C and Party C shall appoint other high officers of Party A recommended by Party A to undertake such position.

4.    Guarantees for Working Capital

The guarantee for the loan of working capital Party B together with its shareholders Party C and Party D hereby jointly agree and confirm that except the stipulation set forth in Article 1 herein, Party B shall seek a guarantee from Party A first if Party B needs any guarantee for its performance of any contract or loan of working capital in the course of operation. In this case, Party A shall have the right but not the obligation to provide appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

5.    Termination

5.1    In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including without limitation to Services Agreement.

5.2    Party A has right to terminate the agreement by delivering 30 days’ written notice to Party B at any time. During the validity period of the agreement, Party B and Party C and Party D should not terminate the agreement in advance, except the regulations in the applicable law.

6.    Compensation for Damage

All the parties agree that any party violating any obligation of the agreement shall compensate any or all loss, responsibility, expense, claim or expenditure (including legal expense and expenditure), to any other party (Hereinafter “Party Accepting Compensation”), and guarantee that the Party Accepting Compensation shall not receive any damage.

7.    Settlement of Distribution

7.1    The agreement shall be under the jurisdiction of the law of PRC, and be explained in accordance with the law of PRC.

7.2    Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

7.3    Arbitration place shall be in Beijing, PRC.

7.4    Arbitration language shall be English.

7.5    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint a arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

7.6    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC Law (including but not being limited to Law of Contract of the People’s Republic of China). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

7.7    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

8.    Effectiveness of the Agreement

8.1    This Agreement shall be executed as of the date first set forth above and both parties agree that the Agreement become effective since January 1, 2004. The Agreement shall be effective during the expiration period of Party A (including any extended period of Party A)

8.2    Any amendment and supplement of this Agreement shall be in a written form. The amendment and supplement after being duly executed by each Party shall be part of this Agreement and shall have the same legal effect as this Agreement.

8.3    This Agreement is executed by Chinese in quadruplicating and each party holds one copy, which shall have the same legal effect.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the Date first written above.

Party  A:    eLongNet Information Technology (Beijing) Co., Ltd.

Signature of Authorized  Representative:    /s/

Official  Seal:    /s/

Party  B:    Beijing eLong Airline Services Co., Ltd.

Signature of Authorized  Representative:    /s/

Official  Seal:    /s/

Party  C:    Beijing eLong Information Technology Co., Ltd

Signature of Authorized  Representative:    /s/

Official  Seal:    /s/

Party  D:    Beijing Asia Media Interactive Advertising Co., Ltd.

Signature of Authorized Representative:    /s/

Official Seal:    /s/

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